                                                                  EXHIBIT 10.16


                                 CONFIDENTIAL

                            WAFER SUPPLY AGREEMENT

     This Wafer Supply Agreement (the "Agreement"), is dated and effective as of April 22, 1999 (the "Effective Date"), by and between Mitsubishi Electronics America, a Delaware corporation, having its principal place of business at 1050 East Arques Avenue, Sunnyvale, CA 94086-4601 ("MELA"), and Centillium Communications, Inc., a California corporation with offices at 47211 Lakeview Blvd, Fremont, California, 94538("Centillium").

                                   RECITALS

     WHEREAS, Centillium Communications, Inc. Corporation desires to purchase from MELA and MELA desires to supply to Centillium Communications, Inc. Corporation silicon wafers on the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties agree as follows:

                                    PART I
                                  DEFINITIONS

     1.1  "Fabrication Cycle Time" means the period of time required to
           ----------------------
manufacture the Products, commencing upon wafer start and ending on the day when MELA first delivers the ordered quantity of Products. The Fabrication Cycle Time for Prototype Production and Volume Production shall be as set forth in Exhibit
B. Fabrication Cycle Time does not include local national holidays and other factory holidays and shutdowns.

     1.2  "Lead Time" means the period of time, in calendar days, from the
           ---------
placement of a particular order of a Product until the date of first delivery of the ordered quantity of the Product.

     1.3  "Process" means the wafer manufacturing process (es) used by MELCO as
           -------
identified in Exhibit A and any other manufacturing processes included within the scope of this Agreement in accordance with Section 3.2.

     1.4  "Products" means semiconductor chips containing any memory, I/Os,
           --------
logic or analog elements manufactured hereunder. The Parties may, from time to time, agree to add other product(s) or design cores to the definition and scope of products.

     1.5  "Prototype Production" has the meaning given in Section 3.8(a).
           --------------------

     1.6  "Volume Production" has that meaning given in Section 3.8(b).
           -----------------

     1.7  "Wafers" means processed silicon wafers containing finished die for
           ------
the Products manufactured by MELCO and sold to Centillium Communications, Inc..

                                 CONFIDENTIAL

     1.8 "MELCO" means MELA's ultimate parent company, Mitsubishi Electric Corporation.

     1.9 "Affiliate" means any corporation or business entity which is owned or controlled by, owns or controls, or is under common ownership or control with, a party. For purposes of this definition, "control" of a corporation or business entity shall mean the right to exercise, directly or indirectly, more than fifty, percent (50%) of the voting rights attributable to the shares of the corporation or business entity or the power to direct or cause the direction of the management or policies of the corporation or business entity.

                                  CONFIDENTIAL

                                    PART II
                         INTELLECTUAL PROPERTY RIGHTS

     2.1  Technical Information. All intellectual property and related rights in
          ---------------------
and to technical information of either party including an affiliate or either party, which is provided to the other party in the course of the development of the Product(s) shall continue to belong to such providing party. This information shall be considered confidential and covered by a separate Non Disclosure Agreement.

     2.2  Patents. All intellectual property and related rights in and to all
          -------
inventions made by Centillium Communications, Inc. and patents resulting therefrom shall belong to Centillium Communications, Inc.. All intellectual property and related rights in and to all inventions made by MELA and its affiliates efforts and patents resulting therefrom shall belong to MELA and its affiliates. All intellectual property and related rights in and to all inventions jointly made by Centillium Communications, Inc. and MELA in the course of the development efforts and patents resulting therefrom shall be jointly owned by both companies. The parties shall confer with each other before filing any patent claiming a joint invention. Each party shall promptly disclose any such potentially patentable and jointly owned inventions to the other party; and the parties will jointly establish whether such disclosed inventions are sole or joint inventorship. Patents on sole inventions shall be filed at the discretion and expense of the respective party. For jointly owned inventions, the parties will jointly establish whether it would be advantageous to file, and if so, how and where any jointly owned patent applications will be filed. The reasonable expense of such jointly owned applications and patents shall be borne equally by the parties. If one party declines to participate or fails to assume any expense obligations in a timely manner, it shall relinquish to the other party its right, title and interest in and to such jointly developed application and patent. Any licensing of jointly owned inventions shall be at the discretion of either joint owner, without the need for the consent of the joint owner, and without any necessity of accounting for, sharing royalties with, or making any other payment to the other joint owner. However, all such licensing of jointly owned inventions shall be non-exclusive. MELA and Centillium will each have the rights to utilize the intellectual property rights jointly developed hereunder, if any, without further charge or cost to the other party. All intellectual property rights granted to either party under this agreement shall extend to such party's corporate parent, affiliates, and subsidiaries.

     2.3  Product Rights; Maskworks. Notwithstanding Section 2.2, all worldwide
          -------------------------
title to and interest in mask works developed under this Agreement pursuant to Centillium designs shall be owned by Centillium Communications, Inc. Masks will be shipped to Centillium Communications, Inc. after discontinuance of production. However once the masks are returned to Centillium, they will not be re-used by MELCO for the re-start of Production. In case Centillium would want MELA to re-start Production MELCO will make new masks at additional NRE. This Agreement shall not be construed as granting or conferring any intellectual property rights of MELA or Centillium Communications, Inc. specified in Part II of this Agreement or with respect to the Products except as explicitly specified herein.

                                  CONFIDENTIAL

     2.4  Process. Subject to Sections 2.1, 2.2 and 2.3 above, MELA shall own
          -------
all intellectual property and related rights in and to the jointly developed Process.

                                 CONFIDENTIAL

                                   PART III
                                 WAFER SUPPLY

     3.1  Wafer Manufacturing. On the terms and conditions of this Agreement,
          -------------------
MELA will: (i)have MELCO manufacture processed Wafers; and (ii) sell processed Wafers to Centillium Communications, Inc.. Centillium Communications, Inc. will take ownership of the silicon after all processing has been completed and electrical test results meet specification, see exhibit C. MELA will manufacture all Wafers at its "Saijo" manufacturing facility. If MELCO or MELA desires to change the location at which it manufacturers wafers, MELA shall first obtain Centillium Communications, Inc. written consent such consent is not to be unreasonably withheld.

     3.2  Processes. MELA shall have MELCO manufacture the Wafers using the
          ---------
Process set forth in Exhibit A. If MELCO moves to a new or different Process, MELCO will provide 120 days notice before the actual change and receive authorization, which shall not be unreasonably withheld, from Centillium Communications, Inc. within 30 days after MELA's notification of Centillium Communications, Inc. MELCO will provide Centillium Communications, Inc. with all information regarding such new processes (other than proprietary information belonging to third parties) in order that Centillium Communications, Inc. can ensure that MELCO can continue to manufacture wafers pursuant to this Agreement.

MELA will treat Centillium Communications, Inc. as a Key Account and as such will continue to provide early access to newly developed processes during the period this agreement is in force.

     3.3  Qualification and Quality Control.

          (a) Qualification. Centillium Communications, Inc. and MELA will
              -------------
cooperate fully to qualify jointly each Product for which Wafers will be manufactured hereunder ("Qualification"). Accordingly, the parties will cooperate to implement a Qualification procedure pursuant to which the parties will agree on parameters to monitor product quality and reliability. After qualification, Centillium Communications, Inc. will notify MELA when Volume Production will commence. Processes will be capable of meeting *3200 PPM early mortality (without Burn-in) and *200FITS with the data normalized to 85C junction temperature and containing 2 million gates of 50% logic and 50% SRAM. These are target PPM and FITS are not a commitment by MELA. HTOL data will be provided to Centillium Communications on a quarterly basis detailing; Number of Lots, Number of devices, Number of passes/fails (time when failed), HTOL criteria (temperature, time, conditions).

          (b) Changes. After Qualification of any Product, MELA shall not make
              -------
any major and/or critical Process change which will impact the performance, reliability or construction of the Products, without Centillium Communications, Inc.'s prior written consent, which consent shall not be unreasonably withheld. MELA shall notify Centillium Communications, Inc. in writing in advance of major Process changes, including but not limited to any changes which may:

               (i) degrade Product quality or reliability;

* Less than

                                 CONFIDENTIAL

               (ii) result in failure of the Product to meet Centillium Technology's specifications;

               (iii) substantially slow lead times

               (iv)  change Process control variables, ranges or method;

               (v) result in Product mask revisions or changes to Wafer sort programs;

          (c) Problem Notification. MELA will notify Centillium Communications,
              --------------------
Inc. promptly (within 72 hours) upon discovering major Process problems in its manufacturing lines that may affect the delivery capability of Wafers or Wafer yields.

          (d) Yield Improvement Help. MELA will notify Centillium
              ----------------------
Communications, Inc. of yield trends on a quarterly basis and what action is being performed to resolve the issues.

     3.4 Forecasts.

          (a) Twelve-month Rolling Forecasts. Each week Centillium
              ------------------------------
Communications, Inc. will provide MELA a rolling forecast ("Forecast") of the number of Wafers, which Centillium Communications, Inc. intends to purchase weekly during the next twelve (12) months. The Forecast will be based on "Wafers out," i.e., on deliveries expected to be made by MELA each week. Upon execution of the Agreement, the parties will agree upon an initial twelve month Forecast. MELA shall supply at least the number of wafers agreed to by the parties in the initial Forecast and each subsequent weekly Forecast.

          (b) Forecast Acknowledgment. All Forecasts shall be mutually agreed
              -----------------------
upon by the parties, and MELA will treat Centillium Communications, Inc. as a Key Account.

          (c) Required Orders. Upon mutual agreement by the parties regarding
              ---------------
the initial Forecast, Centillium shall issue a "blanket" purchase order for those units identified in the initial Forecast and each subsequent weekly Forecast issued in accordance with this Agreement. The parties shall agree on the Forecast by the end of every week of the Centillium Communications, Inc. calendar month. Authorization for payment against the forecast will be given upon the determination of the yield, within 15 days of the shipment date pursuant to Section 4.2.

     For example, Centillium Communications, Inc. will issue a blanket P.O. covering at least a 12 month forecast. Centillium Communications, Inc. must submit a rolling 12 month forecast with weekly requirements, and if the forecast is provided at the end of the week between April 26-30, 1999, and if the silicon is shipped to Centillium Communications, Inc. from MELA on July 1 the payment authorization will be given within 15 days i.e. on or before July 16.

     NOTE: The forecast is for production orders only. The ramp-up-plan, pre-qualification for the first product shall be mutually agreed between Centillium Communications, Inc. and MELA.

          (d) Limited Quantity Adjustments.

                                 CONFIDENTIAL

     (i) For low volume production (*500 wafers/month) MELA agrees to use commercially reasonable efforts to meet the Centillium Communications, Inc. weekly forecast requirements.

     (ii) Centillium Communications, Inc. may for high volume production (**500 wafers/month) increase or decrease Forecast quantities during the fourth and fifth calendar month following the date of the Forecast by no more than twenty percent (20%) and beyond the fifth calendar month following the date of the Forecast by no more than thirty percent (30%). For months one through three following the date of the Forecast, MELA shall use commercially reasonable efforts to meet any upside requests made by Centillium, however, if Centillium wants to decrease Forecast quantities Centillium may decrease up to 10% of the first three months subject to payment of the cancellation charges in Section 3.8(c). However, during months one through three Centillium may, at no charge, push back delivery, by no more than sixty (60) days, of up to ten percent (10%) of the Forecast demand in any month.

     For example

----------------------------------------------------------------------------------------------------------------------
Apr        May       Jun       Jul       Aug       Sep       Oct       Nov       Dec       Jan       Feb       Mar
----------------------------------------------------------------------------------------------------------------------
500        1000      750       2000      3000      2000      1000      500       1000      300       3000      4000
----------------------------------------------------------------------------------------------------------------------


     If Centillium Communications, Inc. submits the above forecast in March. Then the Forecast for


          i. April, May, June (1-3 month) Mela shall try to meet any upside made by Centillium; however, if Centillium decreases forecast quantities, this quantity may be decreased by 10%.


          II.  Jul, Aug (4-5 month) may increase or decrease by 20% per month


          III. Sep (**5 month) and beyond may increase or decrease by 30% per month

     3.5 Demand. Centillium Communications, Inc. shall not be under any
         ------
obligation to purchase wafers hereunder except as otherwise provided by Sections
3.4 or 3.8.


     3.6 Purchase Order Process. All purchases under this Agreement will be
         ----------------------
initiated by a blanket purchase order and the forecast process as stated in section 3.4. Forecast shall state unit quantities, unit descriptions, requested delivery, dates and shipping instructions. This Agreement any prices agreed upon by the parties pursuant to this Agreement, unit quantities, unit descriptions, requested delivery dates and shipping instructions, shall constitute the complete agreement between the parties with respect to the purchase and sale of the Products and shall supercede all prior oral or written agreements, representations and other communications between the parties relating to the subject matter of this Agreement. This Agreement shall also supercede any standard terms and conditions or pre-printed terms and conditions found on any Purchase Order issued under this Agreement.


     3.7 Order (Forecast) Acknowledgment. MELA agrees to accept Centillium's
         -------------------------------
blanket purchase order to the extent it conforms to the mutually agreed upon Forecasts, as outlined in Section 3.4, above.

*  Less than
** Greater than

                                 CONFIDENTIAL


     3.8 Prototype and Volume Production Lots. Centillium Communications, Inc.
         ------------------------------------
shall order Products in either Prototype Production lots or Volume Production lots as follows:


          (a) Prototype Lots. Centillium Communications, Inc. may order Wafers
              --------------
in prototype lots ("Prototype Production") whenever Centillium Communications,
Inc.: (i) seeks a Qualification in accordance with Section 3.3(a); (ii) seeks to make any engineering changes, including without limitation changes to improve Product functionality and Wafer yield; or (iii) elects, at Centillium Communications, Inc. risk, to purchase Wafers in volume prior to Qualification. A Prototype Production lot shall contain the number of Wafers specified in Exhibit B. Centillium Communications, Inc. may order multiple Prototype Production lots of the same Wafer. Centillium Communications, Inc. may require MELA to hold Prototype Production at "gate" or "contact" intermediate stages of production. Centillium Communications, Inc. should not hold lots longer than ninety (90) days in such an intermediate stage. During Prototype and Production, MELA will provide e-test data as specified in Exhibit G. Centillium Communications, Inc. may request process splits (i.e., examine Wafers at a particular step in fabrication) in order for Centillium Communications, Inc. to evaluate variations within the specifications for each process.


          (b) Volume Production Lots. Upon Qualification of any particular
              ----------------------
Product, Centillium Communications, Inc. may order that Product only in volume production lot ("Volume Production"). A Volume Production lot shall contain the number of Wafers specified in Exhibit B. Centillium has the right to request finished wafers are held at MELA for 60 days, prior to shipment. In the case of pre-qualification ramp up Centillium may request lots of a different lot size are processed.


          (c) Cancellation. Centillium Communications, Inc. may cancel product
          ----------------
purchase order(s) or any portions thereof for any reason by notifying MELA in writing prior to the scheduled delivery date on the purchaser order(s), provided that Centillium Communications, Inc. pays the fees specified in this Section 3.8(c). Cancellation shall be effective upon MELA's receipt of the written cancellation notice from Centillium Communications, Inc., or upon the date specified in such cancellation notice if later than the date of receipt. MELA shall cease all work on such cancelled purchase order quantities in accordance with the cancellation notice; provided that Centillium Communications, Inc. shall pay a cancellation charge calculated in the manner provided below ("Cancellation Charge"). MELA will invoice Cancellation Charges, if any, immediately upon cancellation and Centillium Communications, Inc. will pay the Cancellation Charge within thirty (30) days after receipt of invoice. The foregoing rights shall be MELA's sole remedies for any cancellation of a purchase order or failure to order quantities specified in a Forecast. The Cancellation Charge shall be calculated as a percentage of the Wafer price, as specified in Exhibit D otherwise payable based upon the number of weeks between the date Centillium Communications, Inc. submits the cancellation notice and the delivery date of the wafers as set forth in the then most current Report (as defined in Section 3.9(b). Such rate is as follows


     Prior to delivery date                   Monies due

             * 2 weeks                            100%

             * 3 weeks                             80%

             * 5 weeks                             60%

* Less than

                                 CONFIDENTIAL


            * 7 weeks                      40%

            *= 9 weeks                     20%

           ** 9 weeks            No cancellation charge

Forecast will be given on a weekly basis, broken down into weekly quantities.

At Centillium Communications, Inc. request MELA shall deliver all work-in-process to Centillium Communications, Inc. or destroy all such work-in-process and provide written certification of destruction to Centillium Communications, Inc.. Notwithstanding the foregoing, there shall not be any cancellation change if Centillium Communications, Inc. cancels an order before wafers are physically started.

          (d) Delivery Commitments. MELA will deliver wafers to the carrier for
          ------------------------
shipment, within one (1) day. MELA will use reasonable efforts to distribute the manufacture of wafers evenly throughout each month (i.e., start and complete Wafers linearly). Upon Centillium Communications, Inc. request, before Centillium Communications, Inc. product qualification, MELA will hold Products during their manufacture in accordance with terms to be agreed upon by the parties. If wafers are requested to be held by Centillium Communications, Inc. during manufacture, the foregoing delivery commitments will be extended by the number of days that the Wafers are held.

     (e) Work-in-Process Reporting. MELA will provide Centillium Communications,
     -----------------------------
Inc. with work-in-process reports ("Reports") on a periodic basis, for at least 10 process steps. Reports shall be sent to Centillium Communications, Inc. via email. The Reports shall include all of the information in Exhibit H. The format of the report will be comma delaminated (excel") and frequency of the reports shall be at least bi-monthly up to 500 wafers and weekly thereafter. This report will be used by Centillium for information purpose only and not as an official confirmation of delivery by MELA. If the wafer demand per design becomes very small, the frequency of this report will be re negotiated

     (f) Shipping. All Wafers shall be delivered to Centillium Communications,
     ------------
Inc. or its designated airport, pre-alerts are required to be sent from MELA to Centillium Communications freight forwarder at least 24 hrs in advance and shall be suitably packed for shipment in MELA's standard containers, marked for shipment as specified in Centillium Communications, Inc. purchase order, and delivered to a carrier or forwarding agent chosen by Centillium Communications, Inc. However, should Centillium Communications, Inc. fail to designate a carrier, forwarding agent or type of conveyance, MELA shall make such designation in conformance with its standard shipping practices. Shipment will be "ex works (EXW) fabrication location" according to the Incoterms 1990.

     3.9 Test and Inspection.

*  Less than

** Greater than

                                  CONFIDENTIAL


          (a) By MELA. MELA will supply to Centillium Communications, Inc., with
              -------
each Wafer shipment, process control monitor ("PCM") test results and visual quality inspection results as agreed by the parties.


          (b) Reports. MELA will supply Centillium Communications, Inc. with
              -------
reliability and statistical quality data on the MELA standard processes, which is made for the same product line, at regular intervals to be agreed upon but no less than once a quarter. The format and the contents of these report(s) are to be mutually agreed upon. Upon reasonable notice, MELA will allow Centillium Communications, Inc. on-site inspection at reasonable intervals to ensure that MELA follows the reliability and testing procedures set forth in this Agreement.


          (c) By Centillium Communications, Inc. Wafers manufactured using the
              ---------------------------------
Process set forth in Exhibit A shall be subject to incoming inspection, electrical testing and reliability testing by Centillium Communications, Inc. in accordance with the acceptance criteria set forth in Exhibit C hereto. Wafers manufactured under other Processes (jointly defined by the parties in accordance with Section 3.2) shall be subject to incoming inspection, electrical testing and reliability testing by Centillium Communications, Inc. in accordance with updated acceptance criteria which the parties agree to negotiate in good faith promptly at or prior to the implementation of any such other Process. Wafers meeting applicable initial acceptance criteria or updated acceptance criteria will be deemed accepted by Centillium Communications, Inc., if wafers do not meet this criteria Centillium Communications will notify MELA within 72 hrs. Centillium Communications will provide a monthly test report to MELA


          (d) Test Failure. If any Wafer or lot of Wafers fails incoming
              ------------
inspection or test, and if test failure is caused by any defect in the Process used by MELA, or any other design core provided by MELA, Centillium Communications, Inc. may reject such lot or Wafer in writing as soon as possible but at least within forty-five (45) days after delivery and return such lot or Wafer to MELA, at MELA's expense, for a full refund. Centillium Communications, Inc. will explain the reasons for wishing to reject a lot and MELA will be entitled to examine any lot that Centillium Communications, Inc. wishes to reject. The parties will seek in good faith to resolve any disagreement as to whether a lot is conforming. After mutual agreement for return shipment, Centillium Communications, Inc. shall use reasonable commercial efforts to use MELA original packing, but in any event shall use commercially reasonable packaging, and supply all identifying shipping documents in order to avoid any deterioration of the goods.


          (e) Low Line Yield on Volume Production. If the output per lot (i.e.,
              -----------------------------------
good die/wafer yield, which meets the inspection and test criteria, is less than yield defined in Exhibit E and if Centillium Communications, Inc. so requests, MELA will explain the reasons for the low line yield. Lots or Wafers with sort yields below a yield defined in Exhibit E may not be shipped unless Centillium Communications, Inc. prior approval is obtained.


          (f) Yield Based Adjustments. Wafer prices shall be adjusted if the
              -----------------------
average Yield (as defined below) per Wafer Lot (as defined below) is outside the allowance range ("Allowance Range," as further defined below). The Allowance Range and standard yields are defined in exhibit D which will be mutually agreed upon by the parties but in any event an Allowance Range will be

                                  CONFIDENTIAL


defined and shall not be less than 20% of the standard yield defined in Exhibit
D. A price adjustment shall be determined according To an adjusted Wafer value that is equal to the actual price adjusted by the percentage change from the averse tot yield, subject to the Allowance Range. For example

          (i) If the average Yield rate is 70% in the case of a Product with an average lot yield of 80%, there shall be no value adjustment

          (ii) If the average Yield rate is 50% for that Product and the current price is $1,000, the adjusted value shall be ((average lot yield- (allowable yield deviation)) - yield rate)% * 1000= ((80-(20))-50)%*1000= $
100.00 to Centillium.

          (iii) If the yield is 95% in the above example, then (95- (80+10))%*1000 = $ 50.00 to MELA.

          (iv) The Established Standard Yield will be reviewed in every quarterly strategic business review and mutually agreed upon to apply for the following quarter and placed in Exhibit D.

          (v) Centillium Communications, Inc. shall have the option of obtaining a credit or prompt refund of the amount of any adjustments. For the purposes of this Section 3.8(f), the following definitions apply:

     "Wafer Lot" see Exhibit C.

     "Yield" shall mean electrically good dice divided by the number of full die locations on the Wafer (i.e., excluding locations which are not complete due to the curved edge of the Wafer so long as MELA uses best efforts to optimize the use and coverage of silicon on a Wafer)

     NOTE: This section will take effect after 200 wafers of qualified product

                                  CONFIDENTIAL


                                    PART IV
                                  COMPENSATION


     4.1 Purchase Price. The price of the Wafers shall be determined from time
         --------------
to time by agreement. The price shall be adjusted according to Section 3.9(f). The fixed price for any quarter will be reviewed during the last month of the previous quarter and mutually agreed to by the parties in good faith. For example, the Q2 (May - July) price will be finalized by March. If an agreement cannot be made, the current price will continue to be valid for the products already ordered.

     4.2 Payment. MELA will invoice Centillium Communications, Inc. or its
         -------
designees acceptable to MELA (the "payer"), for example Mitsubishi International Corn oration (MIC), as specified in the relevant Purchase Order. Nothing in this section shall be construed to release or discharge Centillium of its payment obligation to MELA, and as such Centillium guarantees payment of all sums by designees which MELA has agreed to invoice. Except as otherwise agreed in writing by the parties, the payer shall authorize payment to MELA the net purchase price, after yield adjustment, in US dollars within (15) days of shipment from MELA. Once payment is authorized actual payment will occur within
(30) days of shipment. Past due invoices of MELA to the payer shall bear interest at the rate of 1.5% per month, however, this payment can be delayed without charge if a quality or other process issue causes a delay but not in excess of the maximum lawful rate, until paid in full. If the due date of the invoice of MELA is not a business day, the payer shall pay MELA on the next business day following such due date. MELA may submit invoices for Wafers not earlier than the date of Wafer shipment to Centillium Communications, Inc. Payment shall be in United States dollars unless otherwise agreed. For masks tooled by MELA hereunder, MELA may submit mask-tooling invoices with the prototype lot.


     4.3 Taxes. Purchase prices shall be inclusive of all taxes and customs
         -----
duties, and MELA shall pay and be liable for all taxes and duties imposed by any Taxing jurisdiction in "Country of Origin" or at the location of fabrication.

                                  CONFIDENTIAL


                                     PART V
                       WARRANTY AND DISCLAIMER; LIABILITY


     5.1 LIMITED WARRANTY. Products sold by MELA are warranted to conform to
         ----------------
specifications therefor at the time of delivery to Centillium and to remain free from defects in workmanship and material for a period of twelve(12) months from the date of shipment by MELA. Any products which fail to meet either such warranty shall, at MELA's option, either be repaired or replaced by MELA at no charge to Centillium or MELA shall issue a credit therefor in the amount paid by Centillium on the said invoice. MELA's warranty obligation shall be limited solely to such repair, replacement or credit. Such obligation shall be conditioned upon receipt by MELA of notice of any alleged non-conformance to specifications within thirty (30) days after delivery to Centillium and of any alleged defect in material or workmanship within thirty (30) days after discovery. Products which MELA consents or directs in writing to be returned shall be returned to MELA, freight prepaid, F.O.B. MELA's facility in Sunnyvale, California or other destination directed by MELA. Without limitation, MELA shall be responsible for any costs associated with the removal of the Products from items into which such Products have been integrated by Centillium (or other third parties), MELA's warranty shall only apply if the products have not been altered or repaired other than with authorization from MELA and according to its approved procedures, the products have not been subjects to misuse, abuse, improper installation, misapplication, maintenance, neglect or accident, the products have not been damaged by excessive physical or electrical stress and the products have not had their serial numbers, or other markings, if any, altered, defaced or removed. All Products or parts determined to be defective shall become the property of MELA upon replacement, and MELA reserves the right to utilize refurbished parts to repair or replace the warranted products. Warranty repairs or warranty replacements shall be subject to this warranty for the longer of (a) ninety (90) days following shipment of the repaired/replaced products, or (b) the remainder of the original warranty for the defective product which has been repaired or replaced.


THE FOREGOING WARRANTY IS EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDEING BUT NOT LIMITED TO ANYIMPLIED WARRANTY OK
MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, COURSE OF DEALING OR USAGE OF TRADE. MELA SHALL HAVE NO RESPONSIBILITY FOR ANY PARTICULAR APPLICATION MADE OF ANY PRODUCT.


LIMITATION OF LIABILITY. UNDER NO CIRCUMSTANCE SHALL MELA OR ANY OF ITS
-------------------------
AFFILIATES BE LIABLE TO CENTILLIUM OR ANY OTHER PERSON OR ENTITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER BASED UPON LOST GOODWILL, LOST PROFITS, WORK STOPAGE, PRODUCT FAILURE, IMPAIRMENT OF OTHER GOODS OR OTHERWISE AND WHETHER ARISING OUT OF BREACH OF WARRANTY, BREACH OF CONTRACT, NEGLIGENCE, TORT OR OTHERWISE.

                                  CONFIDENTIAL


                                    PART VI
                        INTELLECTUAL PROPERTY INDEMNITY


     6.1 Indemnification by Centillium Communications. Inc.. Centillium
         --------------------------------------------------
Communications, Inc. agrees to defend MELA and its Affiliates against any third-party actions or claims arising out of the manufacture, use, sale, offer for sale, or importation of Products and brought against MELA and its Affiliates to the extent based upon a claim that Centillium's specifications; technology; or information made available to MELA, or the product thereof infringes any worldwide patent, trademark or copyright, trade secret or similar intellectual property right of any third party, and Centillium Communications, Inc. agrees to purchase any work-in-process for Products and to pay any settlement mounts or damages awarded against MELA and its Affiliates (including reasonable attorneys fees and court costs) to the extent based upon such a claim; provided that MELA and its Affiliates provides Centillium Communications, Inc. (i) prompt notice thereof, (ii) reasonable assistance in connection with the defense thereof (at Centillium Communications, Inc.'s expense excluding MELA and its Affiliates employee expense), and (iii) full control of the defense and settlement thereof. Centillium Communications, Inc. shall not settle any such claim in a manner that has a material adverse effect on MELA and its Affiliates without MELA and its Affiliates prior written consent. Centillium Communications, Inc. agrees to keep MELA and its Affiliates apprised of the progress of any action or claims covered by this Section 6.1. Notwithstanding the foregoing, Centillium Communications, Inc.'s obligation to indemnify MELA and its Affiliates under this Section 6.1 shall not apply to any actions or claims described in Section 6.2 below.

     6.2 Indemnification by MELA.
         -----------------------

          (a) MELA agrees to defend Centillium Communications, Inc. and/or its Associated Companies against any third-party actions or claims arising out of the manufacture, use, sale, offer for sale, or importation of Products and brought against Centillium Communications, Inc. and/or its Associated Companies to the extent based upon a claim that the use of any Process used by MELA or any technology or information provided by MELA under this Agreement infringes or misappropriates (directly or indirectly, such as, without limitation, through the sale or importation of a wafer manufactured by any such Process) any worldwide patent, copyright, trade secret or other intellectual property right of any third party, and agrees to pay any settlement amounts or damages awarded against Centillium Communications, Inc. and/or its Associated Companies (including reasonable attorneys fees and court costs) to the extent based upon such a claim; provided that Centillium Communications, Inc. and/or its Associated Companies provides MELA (i) reasonably prompt notice thereof, (ii) reasonable assistance in connection with the defense thereof (at MELA's expense excluding Centillium Communications, Inc. and/or Associated Company employee expense), and (iii) allows MELA full control of the defense and settlement thereof. MELA shall not settle any such claim in a manner that has a material adverse effect on Centillium Communications, Inc. without Centillium Communications, Inc.'s prior written consent. MELA agrees to keep Centillium apprised of the progress of any action covered by this Section 6.2.

                                  CONFIDENTIAL


          (b) MELA shall at all times have the right to: (i) obtain appropriate licenses to, or (ii) modify, the Process provided that the resulting Product complies with the specifications set forth in Exhibit F and subject to Centillium Communications, Inc.'s right to approve such changes in advance, such pre-approval not to be unreasonably withheld.


          (c) Exclusions. MELA shall not be obligated to indemnify and hold
              ----------
harmless Centillium Communications, Inc. where the infringement is caused by:
(i) the use of Products by Centillium Communications, Inc. in combination with other circuits components, components, devices or products if both the infringement would not have occurred but for such combination and could have been avoided by a different commercially viable combination and such combination is not reasonably necessary to use the Product for its intended purpose; (ii) use of the Products by Centillium Communications, Inc. and/or its Associated Companies in applications or environments for which Products were not designed; or (iii) modifications to the Products by Centillium Communications, Inc. and/or is Associated Companies if such infringement would have been avoided absent such modifications, unless such modifications were authorized by MELA.


     6.3 Entire Liability. THE FOREGOING STATES EACH PARTY'S ENTIRE LIABILITY
         ----------------
AND OBLIGATION (EXPRESS, STATUTORY, IMPLIED OR OTHERWISE) UNDER THIS AGREEMENT WITH RESPECT TO INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY. IN NO EVENT SHALL MELA'S LIABILITY PURSUANT TO SECTION 6.2 ARISING OUT OF ANY INFRINGEMENT CLAIM EXCEED THE AMOUNT PAID OR PAYABLE BY CENTILLIUM COMMUNICATIONS, INC. HEREUNDER FOR THE PRODUCTS THAT ARE THE SUBJECT OF SUCH CLAIM.

                                 CONFIDENTIAL


                                   PART VII

                              GENERAL PROVISIONS


     7.1 Confidentiality. (5 years)

          (a) Confidential Information. "Confidential Information" means any
              ------------------------
technical data, trade secret, know-how, or other information disclosed by any party (including the Associated Companies) hereunder, either directly or indirectly, in writing, orally, by drawing or by inspections, and which shall be marked by the disclosing party as "Confidential" or "Proprietary". If such information is disclosed orally, through demonstration or by inspection, in order to be deemed Confidential Information, it must be specifically designated as being of a confidential nature at the time of disclosure and confirmed in writing to be received by the receiving party within ten (10) days of such disclosure.

          (b) Exclusions. Notwithstanding the foregoing, Confidential Information shall not include information which:

     is known to the receiving party at the time of disclosure or becomes known to the receiving party without breach of this Agreement;

     is or becomes publicly known through no wrongful act of the receiving party or any affiliate of the receiving party;

     is rightfully received from a third party (excluding the Associated Companies) without restriction on disclosure;

     is independently developed by the receiving party or any of its affiliates by persons who had no access to the information;

     is furnished to any third party by the disclosing party without restriction on its disclosure; or

     is approved for release upon a prior written consent of the disclosing party.

          (c) Compelled Disclosure. Notwithstanding the foregoing, a receiving
              --------------------
party may disclose Confidential Information if such Confidential Information is disclosed pursuant to judicial order, requirement of a governmental agency or by operation of law; provided, however, that the receiving party shall provide prior notice to the disclosing party and thereafter use reasonable commercial efforts to assist the disclosing party in preventing or controlling such compelled disclosure.

          (d) Nondisclosure. The receiving party agrees that it will not
              -------------
disclose any Confidential Information to any third party unless that third party agrees to be bound to the confidentiality obligations stated in this part VII and will not use Confidential Information of the disclosing party for any purpose other than for the performance of obligations hereunder during the term of this Agreement. The receiving party further agrees that Confidential Information shall remain the sole property of the disclosing party and that it will take all reasonable precautions to

                                 CONFIDENTIAL

prevent any unauthorized disclosure of Confidential information by its employees and independent contractors. No license shall be granted by the disclosing party to the receiving party with respect to Confidential Information disclosed hereunder unless otherwise expressly provided herein. Each party will disclose the other's Confidential Information only to those of its employees and personnel of Affiliates that have a need to know and who are informed that such information is confidential.

          (e) Return of Confidential Information. After expiration or
              ----------------------------------
termination of this Agreement upon the request of the disclosing party the receiving party will promptly return all Confidential Information furnished hereunder and all copies thereof, and the receiving party will certify that al such confidential information has been returned or destroyed.

          (f) Publicity. The parties agree that all publicity and public
              ---------
announcements concerning the formation and existence of this Agreement shall be jointly planned and coordinated by and among the parties. Neither party shall disclose any of the provisions of this Agreement, the existence of this Agreement, nor that the parties are doing business with one another to any third party without the prior written consent of the other party. Centillium Communications, Inc. will be responsible for all communications with Centillium Communications, Inc.'s customers concerning the subject matter hereof, and MELA agrees to forward to Centillium Communications, Inc. any communications it receives from Centillium Communications, Inc.'s customers. Notwithstanding the foregoing, any party may disclose information concerning this Agreement as required by the rules, orders, regulations, subpoenas or directives of a court, government or governmental agency, after giving prior notice to the other parties and either party may disclose this Agreement to its attorneys, accountants or like consultants that have a need to know or to potential investors or potential acquiring companies.

          (g) Remedy for Breach of Confidentiality. If a party breaches any of
              ------------------------------------
its obligations with respect to confidentiality and unauthorized use of Confidential Information hereunder, the non-breaching party shall be entitled to equitable relief to protect its interest therein, including but not limited to injunctive relief, as well as money damages.

     7.2 Term and Termination. This Agreement shall remain in force for five (5)
         --------------------
years from the time the first product is released to production by Centillium Communications, inc. unless it is terminated earlier as provided in this Agreement. At the end of five (5) years, this Agreement will be extended for another one (1) year under the same terms and conditions provided herein unless either party gives notice of termination twelve (12) months prior to the expiration date. Notwithstanding the foregoing, all existing orders and the provisions of Part V, VI, and Section 7.6 of Part VII (Export Controls) shall survive any termination or expiration of this Agreement. The obligations of confidentiality under Article 7.1 of Part VII shall last during the specific period set forth in Article 7.1 of Part VII.

          (a) Subject to Section 7.2(b), either party may terminate this Agreement with immediate effect, at its sole discretion, upon giving written notice to the other party, in case:

     the other party, defaults in the performance of any material obligation hereunder, and if any such default is not corrected within ninety (90) days after the defaulting party receives written notice of such default from the non-defaulting party,

                                 CONFIDENTIAL

     the business of the other party as a commercial enterprise ceases, or

     The other party files a petition in bankruptcy, or is adjudicated bankrupt, or makes a general assignment for the benefit of creditors, or becomes insolvent, or is otherwise unable to meet its business obligations for a period of three (3) consecutive months.

          (b) In the event that MELA terminates this Agreement pursuant to
Section 7.2(a) above, MELA agrees to upon request negotiate in good faith with Centillium customers for the continued supply of Wafers. Centillium Communications, Inc. agrees to provide MELA with a list of such customers reasonably prior to the occurrence of the events specified in Section 7.2(a) above.

     7.3 Force Majeure. The parties shall not be liable to one another for
         -------------
failure to perform any part of this Agreement except for any payment obligation when such failure is due to fire, flood, strikes, labor troubles or other industrial disturbances, inevitable accidents, war (declared or undeclared), embargoes, blockades, legal restrictions, governmental regulations or orders, riots, insurrections, year 2000 computer problems or any cause beyond the control of such party. However, the party so prevented from performance shall use commercially reasonable efforts to resume performance, and the parties shall proceed under this Agreement when the causes of such nonperformance have ceased or have been eliminated.

     7.4 Assignment. The parties shall not assign or transfer this Agreement, in
         ----------
whole or in part, or any right or obligation hereunder to any third party without the prior written consent of the other party, provided that either party shall have the right to assign this Agreement to an entity that acquires all or substantially all of its assets, without the consent of the other party.

     7.5 Governing Law; Disputes.
         ------------------------

          (a) Except as hereinafter provided, all disputes or controversies arising out of or in any manner relating to this Agreement which the parties do not resolve in good faith within ten days after either party notifies the other of its desire to arbitrate such disputes or controversies shall be settled by arbitration by a single arbitrator in accordance with the then standard prevailing commercial rules, as modified or supplemented by this article, of the American Arbitration Association("AAA"). The arbitration shall be held in Santa Clara County, California. The arbitration award shall be in writing and shall specify the factual and legal bases of such award. The arbitration award shall be final and binding, and a judgment consistent therewith may be entered by any court of competent jurisdiction. The parties agree that the arbitration award shall be treated confidentially, and the parties shall not, except as otherwise required by law or court or, disclose the arbitration award to any third party, excluding personnel I their affiliated companies and their attorneys and accountants with a need to know, provided that such recipients agree to be bound by the same restrictions as are contained in this Agreement. The arbitrator shall not have the power to render an award of punitive damages. To the extent of any conflict, this article shall supersede and control AAA rules.

                                 CONFIDENTIAL

          (b) Nothing in this article shall be construed to preclude or in any way prohibit either party from: (1) seeking any provisional remedy, such as an injunction or a temporary, restraining order; or (2) instituting or prosecuting to judgment any lawsuit in any court of competent jurisdiction to collect any money due.

          (c) Except as provided in this subsection, neither party shall have the right to take depositions or obtain discovery of documents or other information. After the appointment of the arbitrator, the parties shall agree on
(1) a reasonable number of and schedule for depositions which the parties may take and (2) a reasonable scope and schedule for the production of documents or other information which is relevant to the subject matter of the arbitration. If the parties cannot reach agreement on the number of depositions, the scope, of production of documents or other information and the schedule therefor, the arbitrator shall make such determination(s). All discovery shall be completed no later than thirty (30) days prior to the arbitration hearing. The arbitrator shall have the power to enforce any discovery agreed upon by the parties or other wise required to be taken sanctions and penalties as can be or may be imposed in like circumstance in a civil actions by a California Superior Court, except the power to order the arrest or imprisonment of a person.

          (d) No later than thirty (30) days prior to the arbitration hearing, each party shall produce to the other party and the arbitrator lists of the witnesses, documents and other information which such party intends to use at the arbitration hearing.

     7.6 Export Controls. MELA and Centillium Communications, Inc. acknowledge
         ---------------
that they are each subject to regulation by agencies of the U.S. and "Country of Origin" Governments, including the U.S. Department of Commerce, which prohibit export or diversion of certain products and technology to certain countries. Any and all obligations of the parties to provide technical information, technical assistance, any media in which any of the foregoing is contained, training and related technical data (collectively, "Data") shall be subject in all respect to such United States and "California" laws and regulation as shall from time to time govern the license and delivery of technology and products abroad by persons subject to the jurisdiction of the United States, including the Export Administration Act of 1979, as amended, any successor legislation, and the Export Administration Regulations issued by the Department of Commerce, International Trade Administration, Bureau of Export Administration.

     Without in any way limiting the provisions of this Agreement, the parties agree that unless prior written authorization is obtained from the Bureau of Export Administration or unless the Export Administration Regulations explicitly permit the reexport without such written authorization, neither party will export, reexport, or transship, directly or indirectly, the Products or any technical data disclosed or provided to MELA, or the direct product of such technical data, to country groups Q, S, W, Y, or Z (as defined in the Export Administration Regulations and which currently consist of Albania, Bulgaria, Cambodia, Cuba, the Czech Republic, Estonia, Laos, Latvia, Libya, Lithuania, Mongolian People's Republic, North Korea, Poland, Romania, the geographic area of the former Union of Soviet Socialist Republics, the Slovak Republic and Vietnam, or to the People's Republic of China (excluding Taiwan), Haiti, Iran, Iraq, Syria, Yugoslavia (Serbia and Montenegro), or to any

                                 CONFIDENTIAL

other country, as to which the U.S. Governments have placed an embargo against the shipment of products, which is in effect during the term of this Agreement.

     7.7  Notice. Any notice required or permitted to be given under this
          ------
Agreement shall be delivered (i) by hand, (ii) by registered or certified mail, postage prepaid, return receipt requested, to the address of the other party first set forth above, or to such other address as a party may designated by written notice in accordance with this Section 7.7 by overnight courier, or
(iii) by electronic transmission with conforming letter mailed under the conditions described in (ii). Notice so given shall be deemed effective when received, or if not received by reason of fault of addressee, when delivered.

If to MELA, to:

MELA
Product Manager
Mitsubishi Electronics America
1050 East Arques Ave
Sunnyvale, CA 94086-4601

If to Centillium Communications, Inc., to:

Vice President of Operations and Manufacturing
Centillium Communications, Inc.
46531 Fremont Blvd
California, 94538

     7.8  Relationship of Parties. The relationship between Centillium
          -----------------------
Communications, Inc. and MELA under this Agreement is that of independent contractors and neither shall be, nor represent itself to be, the joint venturer, franchiser, franchisee, partner, broker, employee, servant agent, or representative of the other for any purpose whatsoever. No party is granted any right or authority to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, another party or to bind another in any matter or thing whatsoever.

     7.9  Waiver. Should any of the parties fail to exercise or enforce any
          ------
provision of this Agreement or to waive any rights in respect thereto, such waiver or failure shall not be construed as constituting a continuing waiver or a waiver of any other right.

     7.10 Severability. In the event that any provision or provisions of this
          ------------
Agreement shall be held to be unenforceable, the parties shall renegotiate those provisions in good faith to be valid, enforceable substitute provisions which provisions shall reflect as closely as possible the intent of the original provisions of this Agreement. If the parties fail to negotiate a substitute provision, this Agreement will continue in full force and effect without said.

     7.11 Entire Agreement. This Agreement, including the Exhibits referred to
          ----------------
herein, contains the entire understanding of the parties, and supersedes any prior agreement between or among the parties with respect to its subject matter. In case of any conflicts between this Agreement

                                 CONFIDENTIAL

and any purchase orders, acceptances, correspondence, memorandum, listing sheets and other documents forming part of any order for Products, this Agreement shall govern. This Agreement shall not be amended or modified except by written instrument signed by the duty authorized representatives of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized representatives or officers, effective as of the Effective Date.


Mitsubishi Electronics America, Inc.          Centillium Communications, Inc.


By: /s/ Dwain R. Aidala                        By: /s/ W F Mackenzie
    -----------------------                        -----------------------------


Name: Dwain Aidala                             Name: William F Mackenzie
      ---------------------                          ---------------------------



Title:  Sr. VP & GM. Systems Integration       Title: VP Operations and Mnfg.
        ---------------------------------             --------------------------
Division, Electronics Device Group                    Services
----------------------------------                    --------

                                 CONFIDENTIAL


                                   EXHIBITS
                                   --------


     A - Initial Process(es)

     B - Production Information

     C - Acceptance Criteria

     D - Acceptable Yields

     E - Yield Scrap Criteria

     F - Specifications

     G - E-test parameters

     H - Work in Progress (WIP) reporting format

                                 CONFIDENTIAL


                                   EXHIBIT A
                                   ---------

                             INITIAL PROCESS (ES)

MELCO STANDARD "C-Si-J8" as modified for Centillium Communications, Inc. (Vtn=0.5/V, Vtp=-0.70/V, Idsn=570A/um, Idsp=260mA/um).

                                 CONFIDENTIAL


                                   EXHIBIT B
                                   ---------

                            PRODUCTION INFORMATION

Fabrication Cycle Times
-----------------------

     Prototype:  32 days Cycle Time from mask generation to Centillium
                 Communications, Inc. provided Centillium Communications, Inc. releases design database to MELCO 3 days before tape out. 25 days from Metal 1 to Centillium Communications, Inc.

        Volume: 77 days at Centillium Communications, Inc. dock after P.O. acceptance 30 days from Metal 1 to Centillium Communications, Inc.(pre-qualification)

Wafers Per Lot
--------------

     Prototype:  12


        Volume:  25

                                 CONFIDENTIAL


                                   EXHIBIT C
                                   ---------

     Acceptance Criteria: Wafers


     1.   5 wafers out of a lot

     2.   5 sites per wafer

          3. If 5 out of 5 sites pass electrical test (ET) specification pass on product

          4. If 4 out of 5 sites pass electrical test specification choose one more wafer.

             5. If this passes electrical tests pass on lot

             6. If this fails 100% test lot - inform Centillium after
                disposition

          7. If 3 or less sites pass electrical specifications, 100% test lot - inform Centillium after disposition

     8. No more than 3 probe marks on any I/O pad which is not on test structure

     9. No visual defects seen under 50x magnification which covers 20% of wafer

                                  CONFIDENTIAL


                                   EXHIBIT D
                                   ---------

                               ACCEPTABLE YIELDS


-------------------------------------------------------------------------------

Time                      Ave. Lot Yield            Allowance Range (+/- 20%)
-------------------------------------------------------------------------------
CT-L21DC08                 60%                                +/- 20%
-------------------------------------------------------------------------------
CT-L21DC04                 65%                                +/- 20%
-------------------------------------------------------------------------------
CT-L21DC01                 70%                                +/- 20%
-------------------------------------------------------------------------------
CT-L22DT01                 Undetermined (85%)                 +10%/-20%
-------------------------------------------------------------------------------

Note: Yield based on first 200 wafers

                               WAFER COST (US$)
                               ----------------

*  500 wafers $2450

** 500 wafers Not to exceed $2280

                                MASK COST (US$)
                                ---------------

Masks (NRE), 12 wafers (6 held pre-metals and 6 shipped) and superhot cycle-time

 .  $150,000 per design


*  = less than

** = greater than

                                 CONFIDENTIAL


                                   EXHIBIT E

                                YIELD CRITERIA

Scrap Yield 20% of Standard yield in Exhibit D

                                 CONFIDENTIAL


                                   EXHIBIT F

                                SPECIFICATIONS


SPC monitoring of wafer fabrication site      CSP-OPQR-16

Reliability process monitoring program        CSP-OPQR-17

Packing and Transportation of wafers          CSP-OPSH-1

Visual wafer inspection criteria              CSP-OPQR-18

                                 CONFIDENTIAL


                                   EXHIBIT G

                       E-TEST PROCESS MONITORS (Minimum)


Threshold Voltages (3.3 & 2.5V process) - Vthn/Vthp

Drive Currents (3.3 & 2.5V process)- Idsn/Idsp

Ring Oscillator Frequency

Resistance - Metal, Via, Contacts, silicides

Breakdown voltages

                                 CONFIDENTIAL


                                   EXHIBIT H
                                   ---------

           WORK IN PROCESS (WIP) REPORTING FORMAT (MINIMUM DATA SET)

     MELCO DATA                                        MELA DATA
     ------------                                      ---------

1. MELCO fabrication location                     1.  Requested Ship Date

2. Date and time file sent (PST)                  2.  Forecast Ship date

3. Customer or MELCO Devices Number               3.  Ship confirmation date

4. Process Stage (10 defined locations 5 at metals 5 pre-metals)

5. Lot number

6. Wafer quantity into process stage

------------------------------------------------------------------------
Centillium        Mitsubishi    Quantity   Due date to      Centillium
 Part #             Part #                  Centillium     request Dock
------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------


------------------------------------------------------------------
  Lot #        # of Wafers   Wafer start    WIP         Wafer
                             Date           location    Completion
                                                        date
------------------------------------------------------------------

------------------------------------------------------------------

-------- ---------------------------------------------------------

Shaded areas are provided by MELA